Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form F-4 of Gold Royalty Corp. of our report dated December 23, 2021 relating to the financial statements of Gold Royalty Corp, which appears in Schedule I. We also consent to the reference to us under the heading “Interests of Experts” in this Amendment No. 1 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, British Columbia

Canada

April 11, 2022.